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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

NAME                                             JURISDICTION OF INCORPORATION
--------------------------------------------     -----------------------------------
Wright Express Financial Services Corporation    Utah (a Utah industrial corporation)
Wright Express Canada, Inc.                      Ontario, Canada
Wright Express Fueling Solutions, Inc.           Delaware